                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into on this 18th day of August, 1998, by and between Home Real Estate Company of Omaha (the "Company"), a subsidiary of MidAmerican Realty Services Company ("MRSC"), which is a subsidiary of MidAmerican Energy Holdings Company ("MidAmerican") and Joseph J. Valenti (the "Employee").

     WHEREAS, the Company believes that the Employee's contribution to the growth and success of the Company as a member of its management team will be substantial and desires to employ the Employee in that role; and

     WHEREAS, the Employee is desirous of serving the Company in said capacity on the terms herein provided;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1. Employment and Term. The Company hereby agrees to employ the Employee as a member of its management team and the Employee hereby agrees to serve the Company in such capacity, on the terms and conditions set forth herein for the period commencing on the date of this Agreement and continuing for a period of four (4) years from that date, unless earlier terminated by the Employee or the Company in accordance with paragraph 6 herein. Upon the expiration of the initial term of this Agreement, it shall be automatically extended for one-year periods, unless on or before the date which is one year prior to the expiration of the initial term of the Agreement or any subsequent one-year extension period, either party has delivered to the other written notice of intent to terminate this Agreement upon its next expiration date. The purpose of the automatic extension is to assure that the parties have at least one year prior notice of termination of the Agreement. Irrespective of whether the Agreement is in its initial term or a subsequent one-year extension period, it is at all times subject to the termination provisions of paragraph 6.

     2. Waiver of Rights. The Employee specifically acknowledges and agrees that upon the effective date of this Agreement, any prior employment agreement or agreements with Home Realty Company of Omaha, AmerUs Home Services, Inc., and their affiliates, successors and assigns are canceled and no longer in effect. Further, the Employee waives any and all rights, claims or other causes of action he may have against Company, Home Realty Company of Omaha and AmerUs Home Services, Inc., their affiliates, parents and its and their predecessors and successors on account of any contract, liability or other thing done or omitted, from all time in the past until the effective date of this Agreement.

     3. Duties. The Employee is engaged by the Company to be responsible for oversight of Company's real estate operations in Omaha, Nebraska and if acquired by Company or MRSC, the operations of other realty companies in Omaha, and for such other duties related to the Company's management as may from time to time be assigned by its Board of Directors (the "Board") and shall report to the Board. Duties assigned to Employee shall not be materially inconsistent with the duties described in Exhibit "A." The Employee will, during his term of employment hereunder:

           a. Faithfully and diligently do and perform all such acts and duties and furnish such services for the Company as the Board or its designated representative shall direct from time to time;

           b. Except as provided hereinafter, devote his full time, energy and skill to the business of the Company and to the promotion of its best interests, except for vacations, absences made necessary because of illness, and service on other corporate, civic or charitable boards or committees not significantly interfering with his duties hereunder. Also, the parties agree that the Employee may continue to spend time on other real estate and personal ventures as described in Exhibit "B"; and any new ventures of similar nature may be undertaken to the extent that the new ventures when combined with the ventures listed on Exhibit "B," do not interfere or conflict with Employee's duties under this Agreement. Future listing policies with respect to these personal ventures will be consistent with historical listing policies under which Company continues to be the predominant listing broker.

     4. Compensation. During the initial term of this Agreement, the Company shall pay the Employee base, supplemental, and, when earned and payable in accordance with the provisions of paragraph 4.(c), incentive compensation for the performance of his duties under this Agreement, as follows:

           a. The Company shall pay Employee a base salary at the annual rate of $175,000, and an annual supplement to base annual salary of $75,000, such that employee is paid a minimum gross compensation of $250,000 per year. Total annual gross minimum compensation shall be payable at the Company's regular payroll intervals and in accordance to Company's regular payroll procedures.

           b. Short-term incentive compensation to be determined as provided in Exhibit "C" attached hereto.

                With respect to the calculation of short-term incentives under this subparagraph, if it becomes apparent that the stated income goals cannot be achieved for unforeseen reasons and in spite of diligent management effort, the Employee may nonetheless be awarded short-term incentive payments, if approved by the Compensation Committee of the Board of Directors of MidAmerican ("Committee"), as recommended by the Chief Executive Officer of MidAmerican Energy Holdings Company, to reward exemplary performance.

                In the event the Company terminates the Employee's employment for any reason other than Good Cause, as defined in subparagraph 6(c) other than due to Employee's death or disability, or the Employee terminates his employment for Good Reason, as defined in subparagraph 6(d), prior to the end of any calendar year, he shall be entitled to a short-term incentive payment if the income goals described in Exhibit B have been achieved as of the last day of the calendar year in which his termination of employment occurs, provided, however, that the amount of such payment shall be calculated by multiplying the incentive amount that would have been payable to the

                Employee pursuant to Exhibit B, had his employment not terminated during the calendar year, by a fraction, the numerator of which is the number of full weeks of employment completed by the Employee during such calendar year and the denominator of which is 52. If the Employee's employment is terminated for Good Cause, as defined in subparagraph 6(c), other than due to death or disability, or the Employee terminates his employment for other than Good Reason, as defined in subparagraph 6(d), prior to the end of any calendar year, no short-term incentive shall be payable for such year.

           c. The parties agree that Employee is to receive minimum gross compensation of $250,000 per year. Therefore, if the total of Employee's annual base salary ($175,000) and annual short-term incentive payments do not exceed $250,000 for any year, Company will not pay to Employee any incentive compensation for that year. If the total of Employee's annual base salary and incentive compensation for any year exceeds $250,000, then the Company shall pay Employee the excess as incentive compensation.

           d. If the Employee's employment continues subsequent to the fourth anniversary of the date of this Agreement, the Employee and the Chief Executive Officer of MidAmerican Energy Holdings Company shall negotiate the amount of the Employee's future base salary and the terms of any further short-term incentive arrangements at that time, with all such compensation to be subject to approval of the Committee.

     5.    Additional Benefits.

           a. The Employee shall be eligible to participate in the ERISA qualified retirement and welfare benefit plans of the Company in accordance with the terms and conditions of such plans. The Employee shall also be entitled to paid vacations and holidays consistent with the Company's customary practice for executives as provided in Exhibit "D."

           b. The Company shall promptly pay (or reimburse the Employee for) all reasonable expenses incurred by him in the performance of his duties hereunder in accordance with policies from time to time adopted by the Board, including business travel and entertainment expenses. The Employee shall furnish to the Company such receipts and records as the Company may require to verify the foregoing expenses.

     6.    Termination.

           a. The Employee may resign his employment with the Company effective upon two months' advance written notice to the Board. If the Employee resigns under this paragraph, the Board (by the vote of a majority of its members other than the resigning Employee and other members who have given notice of resignation as an employee) retains the right to terminate the Employee's employment, effective upon written notice to the Employee, at any time during the notice period for Good Cause, as defined in subparagraph 6(c).

           b. The employment of the Employee with the Company may be terminated, for other than Good Cause, as defined in subparagraph 6(c), by the Board directing such termination (by the vote of a majority of its members other than the Employee and other members who have given notice of resignation as an employee) and upon two months' advance written notice to Employee, provided, however, that Employee may be terminated, effective upon written notice to Employee, for Good Cause during the notice period. The Board may require Employee to cease reporting to work during the notice period, even without Good Cause.

           c. The employment of the Employee may be terminated for Good Cause by the Board directing such termination (by the vote of a majority of its members other than the Employee and other members who have given notice of resignation as an employee) and effective upon written notice to the Employee. Good Cause shall mean (1) the Employee's conviction of any gross misdemeanor involving dishonesty, fraud or breach of trust or a felony; (2) the Employee's engagement in gross misconduct that materially injures the Company, monetarily or otherwise; (3) the Employee's gross neglect of his duties under this Agreement;(4) the Employee's death or Disability; (5) Employee's failure to physically appear for work; or (6) the Employee's violation of paragraph 8 of this Agreement. The Employee shall be considered to have come under a Disability if he, by reason of physical or mental disability, becomes unable to perform the services required of him hereunder for three (3) consecutive months during any 12-month period. With respect to "Good Cause" as described in (5) and (6) of this paragraph 6(c), termination shall not occur unless Employee, within thirty days of notice to desist, fails to do so.

                A violation of paragraph 3(a) and 3(b) shall not constitute good cause hereunder unless Employee, within thirty (30) days of notice to desist, fails to do so. No notice shall be required if material, irreparable damage has already resulted from the Employee's conduct.

           d. The Employee may terminate his employment with the Company at any time for Good Reason, effective immediately upon written notice to the Board. Good Reason shall exist if the Employee terminates his employment because (1) the Company has materially breached any of the terms of this Agreement and has failed to cure within thirty (30) days following receipt of Employee's written notice of breach; (2) the Employee is assigned duties which are materially inconsistent with his position, duties, responsibilities and status as a member of the Company's management team; (3) the Company's principal office or the Employee's own office location as assigned to him by the Company is relocated to a location more than 50 miles from Omaha, Nebraska; or (4) the majority of the common stock or substantially all of the assets of the Company or MRSC are sold or transferred, and the Employee is unable in good faith to reach agreement with the purchaser on an employment arrangement which, with respect to duties, responsibilities and compensation, is substantially similar to this Agreement within thirty (30) days of the sale. It is specifically understood and acknowledged by the parties hereto that such sale or transfer shall not constitute "Good Reason," if such sale or transfer is the result of taking Company or MRSC public or a merger or acquisition involving MidAmerican, provided that following the merger or acquisition, MidAmerican or its successors continues, directly or indirectly, to own Company.

     7.    Severance.

           a. If the Employee's employment is terminated by the Company for other than Good Cause or the Employee terminates his employment with the Company for Good Reason, the Company shall continue to pay the Employee his base salary as in effect as of his termination date at the Company's normal payroll intervals during the remaining term of the Agreement and the Non-Competition Period, as defined in subparagraph 8(a). In addition, during the Non-Competition Period, the Company shall also pay to the Employee annually a short-term incentive payment as described in Exhibit "C", equal to the average annual short-term incentive payments made to the Employee under this Agreement prior to the Employee's termination. During this period, if the Employee is eligible for and elects continuation coverage under one or more group health plans sponsored by the Company or its subsidiaries, the Company shall pay the same portion of the premium cost of such coverage, if any, as is paid by the Company for members of its management team who are actively employed. Upon the occurrence of an event which causes the commencement of continuation pay and the non-compensation period, Company will escrow 120% of the remaining balance owed to the Employee in a separate account to be used solely for the purpose of paying the benefits due under this paragraph 7(a).

           b. If the Employee terminates his employment with the Company for other than Good Reason, the Company shall pay the Employee his base salary only through his termination date and the Non-Competition Period shall continue for the full period specified in sub-paragraph 8(a) without additional consideration other than payments made prior to the Employee's termination date.

           c. If the Employee is terminated by the Company for Good Cause, the Company shall pay the Employee his base salary only through his termination date and the Non-Competition Period shall continue for the full period specified in subparagraph 8(a) without additional consideration other than the payments made prior to the Employee's termination date.

           d. Except as provided in this paragraph 7 or in subparagraph 4(b), or as otherwise required pursuant to the laws applicable to the retirement and welfare plans sponsored by the Company or its subsidiaries, the Employee shall receive no compensation or additional benefits following his termination date.

     8.    Non-Competition and Non-Solicitation.

           a. So long as Company continues in full performance of its obligations hereunder, Employee covenants and agrees that, during his employment and, at the election of the Company, from the date of his termination of employment with the Company for any reason for a period to be determined by Company not to extend beyond the date which is the third anniversary of such date (the "Non-Competition Period"), he will not, directly or indirectly, own, manage, operate, control, invest in, be employed by or under contract with, participate in, consult with or render services to, or be connected in any manner with the operation, ownership, management or control of any enterprise which competes with any business engaged in by Company during his employment and within the states of Nebraska and Iowa. Employee agrees that he will promptly notify the Board of his employment or other affiliation with any other business or entity during the Non-Competition Period.

           b. Employee also certifies that he is not currently subject to a noncompetition agreement with a former employer or any other person or entity which prohibits him from working with the Company in the capacity contemplated by this Agreement.

           c. The Employee specifically acknowledges that he has obtained and will, in the course of his employment, continue to obtain and have access to confidential data pertaining to customers and prospective customers of the Company, that such data is a valuable and unique asset of Company's business and that the success or failure of Company's specialized business is dependent to a significant degree upon the ability of Company to establish and maintain close and continuing personal contacts and working relationships with its customers and prospective customers and to develop proposals which are specifically devised, refined and adjusted to meet, satisfy and coincide with the interests and requirements of its customers and prospective customers. Therefore, this paragraph is specifically intended to prohibit, during the Non-Competition Period, solicitation, either directly or indirectly, of any or all of Company's customers and clients at the time of the Employee's termination of employment and prospective customers and clients of Company with whom Employee had contact, or was in a position to have contact with, during the two years preceding his termination of employment.

           d. Employee further agrees that during his employment and during the Non-Competition Period, Employee will not solicit on his own behalf or on behalf of any other person, the services of any person who is an employee or agent of Company or was an employee or agent of Company during the two years preceding the Non-Competition Period or solicit any of Company's employees or agents to terminate their employment or agency with Company, without advance, written approval of the Board of the Company.

           e. Employee further acknowledges that he has obtained and will, in the course of his employment, continue to obtain and have access to confidential data relating to Company's special vendors and procurers and their representatives and that this information is a valuable and unique asset of Company, also developed over time. Employee agrees that, during the Non-Competition Period, he will not solicit on his own behalf or on behalf of any other person, any such vendor, procurer or representative for the purposes of either providing products or services or terminating their relationship or agency with Company.

           f. Employee further agrees that, during the Non-Competition Period, he will do nothing to interfere with any of Company's business relationships or its goodwill or reputation.

           g. Employee hereby acknowledges and agrees that all non-public information and data of Company, including without limitation that related to products, customers, pricing, sales and financial results (collectively "Trade Secrets") are of substantial value to Company, provide it with a substantial competitive advantage in its business, and are and have been maintained in strictest confidence as trade secrets. Except as otherwise approved in writing by the Board, the Employee shall not divulge, furnish, or make accessible to anyone (other than the Company, its directors and officers or to others during the course of Employee's employment with the Company if, in good faith, the Employee determines that such disclosure is in the best interest of the Company) any Trade Secrets.

     9. Remedies. Employee acknowledges that the restrictions set forth in paragraph 8 are reasonably necessary to protect a legitimate business interest of the Company. It is understood that if the Employee violates his obligations under any of these paragraphs, Company would suffer irreparable harm for which a recovery of money damages would be an incomplete and inadequate remedy. It is therefore agreed that in the case of any violation or threatened violation of paragraph 8 of this Agreement, Company may apply for and secure injunctive relief, temporary or provisional, in court, without bond but upon due notice, pending final resolution on the merits pursuant to arbitration as set forth in paragraph 16 below. No waiver of any violation of this Agreement shall be implied from any failure by Company to take action under this paragraph.

     10. Severability. The parties intend that the covenants and agreements contained herein shall be deemed to be a series of separate covenants and agreements, one for each and every state of the United States and political subdivision outside the United States where the business described is conducted. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining covenants to be enforced in such proceeding. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

     11. Binding Effect. The covenants and agreements of paragraph 8 shall survive the termination of this Agreement for any reason and shall not be terminated by the voluntary dissolution of the Company (or any parent, subsidiary or successor of the Company) or merger whereby the Company (or such parent, subsidiary or successor of the Company) is not the surviving or resulting corporation, or any transfer of substantially all the assets of the Company, unless no transferee or successor continues to carry on the business activities of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the surviving or resulting corporation or the corporation to which such assets shall be transferred.

     12. Entire Agreement. From and after the date of this Agreement, the terms and provisions of this Agreement constitute the entire agreement between the parties. This Agreement supersedes any previous oral or written communications, representations, or agreements with respect to any subject, including the subject matter of compensation, incentive, participation and profit sharing and termination compensation.

     13. Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this

           Agreement to be performed by the other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

     14. Applicable Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Iowa. The parties consent to the personal jurisdiction of the State of Iowa, waive any argument that such a forum is not convenient, and agree that any litigation or arbitration relating to this Agreement shall be venued in Polk County, Iowa.

     15. Tax Withholding. The Company may withhold from any payment of benefits under this Agreement (and forward to the appropriate taxing authority) any taxes required to be withheld under applicable law.

     16. Disputes. Any and all claims or disputes between Employee and Company (including the validity, scope, and enforceability of this paragraph), except as otherwise provided under paragraph 9 herein, shall be submitted for arbitration and resolution to an arbitrator. No demand for arbitration may be made after the date when the institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitation. The arbitrator shall be selected by mutual agreement of the parties. Unless otherwise provided for in this Agreement, the Expedited Labor Arbitration Rules of the American Arbitration Association shall apply. If the parties are unable to agree upon an arbitrator, any such dispute shall be solely and finally settled by arbitration in accordance with the Expedited labor Arbitration Rules of the American Arbitration Association ("AAA"), except (1) the arbitrator shall be selected by the AAA as follows: (a) the AAA shall submit a list of names of five arbitrators with significant experience in arbitrating executive employment disputes; (b) each party shall have the right to exercise unlimited challenges to said named arbitrators for cause, the AAA to determine, if disputed, whether any such challenge for cause is justifiable and to replace any such stricken arbitrator name with another name so that the parties are presented with five names, none of which can be stricken for cause; (c) each party hereto may exercise up to two peremptory challenges to names on the submitted list of five names; and (d) the AAA shall select the arbitrator from the remaining names; and (2) the arbitrator shall render an Award in writing with sufficient detail to determine the arbitrator's decision on each issue submitted to arbitration. The parties agree that no punitive damages shall be awarded hereunder. The parties also agree that all awards, decisions and remedies in favor of a winning party hereunder with respect to any issue shall be proportional to the violation caused by the losing party with respect to that issue. All costs in conducting the arbitration, including but not limited to the arbitration filing fee, the arbitrator's fees and expenses, and the reasonable attorney's fees and expenses of the prevailing party (including the attorney's fees and costs incurred by the prevailing party in seeking or resisting temporary or provisional court relief as set out in paragraph 9 above), shall be the responsibility of the losing party. In the event there is more than one issue in dispute and there is no one prevailing party with respect to all issues in dispute, costs and attorneys' fees shall be prorated by the arbitrator according to the relative dollar value of each issue. The arbitrator's Award shall be final and binding. In the event either party must resort to the judicial process to enforce the provisions of this Agreement, the award of an arbitrator or equitable relief granted by an arbitrator, the party seeking enforcement shall be entitled to recover from the other party all costs of litigation including, but not limited to, reasonable attorney's fees and court costs. The arbitration proceedings and Award shall be maintained by both parties as strictly confidential, except as otherwise required by court order and with respect to the parties' attorneys and tax advisors, and, with respect to Company, members of its management, and, with respect to Employee, his family and close confidants.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the day and year first above written.

                                           HOME REAL ESTATE COMPANY OF OMAHA


                                           By:
                                                 -----------------------------

                                           Title:
                                                 -----------------------------

                                          JOSEPH J. VALENTI


                                          /s/ Joseph J. Valenti
                                          -------------------------------------

     THE UNDERSIGNED HEREBY guarantees Company's performance under this Agreement.

                                           MIDAMERICAN REALTY SERVICES COMPANY


                                           By:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                    EXHIBIT A

                                   JOE VALENTI
                       JOB DESCRIPTION & RESPONSIBILITIES

President and Designated Broker for HOME Real Estate Company of Omaha,
Nebraska. Responsible for the operation of the brokerage company. Involves the following:

1.       Five residential office managers.
2.       270 sales associates in six offices.
3.       HFS Mobility Services relationship.
4.       PHM Mortgage relationship and four financial service representatives.
5.       Recruiting program - Ward Peters
6. Administration and Accounting departments - involves three managers and 35-40 employees (including sales office employees).
7.       Budget and Salary establishment and review.
8. Advertising and Marketing Coordinator with the advertising agency involving all media and marketing efforts. Lavonne Tripp, Marketing Manager
9. Coordination of legal matters involving HOME Real Estate Company with in-house attorney, managers and other attorneys. Doug Ruge, In-house Attorney
10. Education department - involves the training of new agents and the development of on going education programs for our existing agents. Lavonne Tripp, Manager
11. Coordination and integration of our land development projects with the brokerage to include both agent and builder relations.
12. Any other responsibilities, which involve the operation of a residential brokerage company.



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



                                    EXHIBIT C

          Short-Term Incentive Compensation Plan for Joseph J. Valenti


Start Date:                August 18, 1998

Term of Plan:              4 years

Award Opportunity:         Target award of 70% of base salary, with a
                           maximum award equal to 100% of base salary

Definition of EBITDA:      Operating profit before depreciation;
                           amortization of transaction costs and goodwill;
                           interest income or expense; income taxes and unusual non-recurring gains or expenses (e.g., legal settlements, provisions for contingencies, effect of accounting changes and severance costs). The 1998 bonus will be based on the time period from Closing through December
                           31, 1998.

Payment: Payment of the award will be made upon achievement of the performance criteria and after the Compensation Committee of the Board of Directors of MidAmerican Energy Holdings Company (the "Committee") approves the incentive award computations, based upon the recommendation of the Chief Executive Officer ("CEO") of MidAmerican Energy Holdings Company.

Purpose: The intent of the incentive award and its underlying formula is to focus senior executives on maximizing "enterprise value".

Award Determination:       Award to be recommended to the Committee
                           will be determined by the CEO and based upon objective performance criteria to be established at the beginning of each calendar
                          year. Such criteria will also be
                          recommended by the CEO to the
                          Committee for approval. For 1998,
                          the performance criteria in effect
                          will be based upon "EBITDA" level,
                          which will be established by the CEO
                          following acquisition of Home Real
                          Estate Company of Omaha by
                          MidAmerican Realty Services Company.
                          During a calendar year, performance
                          criteria may be adjusted at the sole
                          discretion of the CEO, with the
                          concurrence of the Committee, to
                          reflect modifications to MidAmerican
                          Realty Services Company's
                          operations, resulting from items
                          such as acquisitions or other items
                          such as acquisitions or other items
                          for which an adjustment is deemed
                          appropriate. The CEO and the
                          Committee will be under no
                          obligation to make any such
                          adjustments to the performance
                          criteria.

                                   EXHIBIT "D"

                     EXECUTIVE VACATION AND HOLIDAY SCHEDULE

                                    VACATION

              25 days a year accrued as of January 1st of each year

                  15 days maximum may be carried over per year

                                HOLIDAY SCHEDULE

New Year's Day                        Friday after Thanksgiving
Memorial Day                          Christmas Day
Independence Day (July 4)             Day before or after Christmas*
Labor Day
Thanksgiving Day                      Floating Holidays





* The Human Resources Department will determine the beginning of each year whether the day before or after Christmas is taken as a holiday. This is dependent on which day of the week Christmas falls.